Exhibit 10.1 Consulting Services Agreement This Consulting Services Agreement (this “Agreement”) is entered into as of August 24, 2023, by and between Tupperware Brands Corporation (the “Company”) and Karen M. Sheehan (“Consultant”). The Company and Consultant are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” WHEREAS, Consultant serves as Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company; WHEREAS, Consultant informed the Company of her intention to resign on September 30, 2023 (the “Resignation Date”); WHEREAS, the Company wishes to engage Consultant to perform consulting services to the Company following the Resignation Date, and Consultant agrees; and WHEREAS, pursuant to this Agreement, the Parties wish to enter into an independent contractor relationship for their mutual benefit. NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows: 1. Engagement and Services 1.1 Engagement. The Company hereby engages Consultant to provide the Services (as defined below) to the Company in accordance with the terms of this Agreement. Consultant hereby accepts such engagement and agrees to provide such Services and to diligently perform the obligations set forth in this Agreement. 1.2 Scope of the Services. 1.2.1 Subject to the provisions of this Agreement, Consultant shall perform and provide services to the Company consisting of transitioning the chief legal function to a successor (including providing context and institutional knowledge) and supporting the execution of the Company’s turnaround plan, with the specific deliverables to be mutually agreed by the Parties during the Term (as defined below) (the “Services”). Consultant shall perform and provide the Services (i) at the reasonable direction of the Chair of the Company’s Board of Directors with respect to Services relating to Board of Directors matters or otherwise relating to the Company and (ii) at the reasonable direction of the Company’s Chief Executive Officer with respect to all other matters. 1.2.2 Consultant agrees to provide the Company’s Interim General Counsel (or the General Counsel if such position has been filled) with bi-weekly status updates

2 summarizing Consultant’s in-progress workstreams and estimated number of hours Consultant expects to work on each project or matter. 1.2.3 The Parties agree the Services may be performed by Consultant remotely from locations other than the Company’s headquarters; provided, however, Consultant agrees the Company may require Consultant to work from the Company’s headquarters offices in Orlando, Florida for no more than one trip per month with each such trip consisting of no more than 3 work days. 2. Term and Termination 2.1 Term. The term of this Agreement shall begin on October 1, 2023 (the “Effective Date”) and shall continue until December 31, 2023, unless terminated earlier in accordance with the terms set forth in this Section 2 (the “Term”). The Term shall be renewable by mutual agreement of the Parties on a month-by-month basis thereafter. 2.2 Termination. 2.2.1 Either Party may terminate this Agreement for any reason upon fourteen (14) days’ prior written notice to the other Party. 2.2.2 Either Party may terminate this Agreement immediately upon written notice to the other Party for any breach of a material provision of this Agreement. Termination shall be effective immediately and automatically upon such notice. 2.2.3 This Agreement will terminate immediately upon the death or disability of Consultant. For purposes of this Agreement, “Disability” shall mean disability or incapacitation of Consultant for a period of one month or longer that renders Consultant unable to perform Consultant’s duties under the Agreement. 2.3 Survival. Any provisions of this Agreement which by their terms impose continuing obligations on the Parties, including but not limited to Sections 5 and 6, shall survive the expiration or termination of this Agreement for any reason. 3. Fees; Expenses 3.1 Consulting Fees. As consideration for the services to be provided by Consultant hereunder, the Company will pay Consultant an hourly fee of $1,500.00, payable in arrears on the 14th day of the month following each month in which the Services were performed. Consultant shall provide the Company’s Interim General Counsel (or the General Counsel if such position has been filled) a monthly invoice for the Services provided hereunder. The amounts payable to Consultant pursuant to this Section 3.1 are referred to as the “Fees”. 3.2 Effect of Termination Upon Fees. Upon the termination of this Agreement in accordance with Section 2.2, the Company shall owe and pay within fourteen (14) days to Consultant Fees for Services that have been performed by Consultant but not yet paid as of the effective date of such termination.

3 3.3 Expenses. Subject to receipt of documentation of the same consistent with the Company’s expense reimbursement policy, the Company shall reimburse the Consultant for reasonable expenses incurred in connection with the Services, including, but not limited to, reasonable travel expenses to the Company’s headquarters in Orlando, Florida. Consultant’s travel under this Agreement shall be subject to the Company’s Global Travel Policy as applicable to Officers of the Company. For the avoidance of doubt, time spent traveling at the Company’s request shall be invoiced at the Services Fees rate. 4. Independent Contractor Relationship 4.1 Consultant shall perform under this Agreement as an independent contractor and not as an employee of the Company. This Agreement will not be construed to create any association, partnership, joint venture, employment or agency relationship between Consultant and the Company for any purpose. As an independent contractor, Consultant’s fees are limited to those set forth in Section 3.1 and Section 3.3 and Consultant shall not participate in any benefit or other plans that the Company maintains for its employees. 4.2 Consultant shall have no authority to assume or create any obligation or liability on behalf of the Company. The Parties agree Consultant shall serve in an advisory capacity and shall have no authority to execute documents, instruments or agreements on behalf of the Company. Consultant will not be covered by the Company’s workers’ compensation policy. 4.3 The Company shall not withhold any taxes in connection with the compensation paid to Consultant and Consultant shall be solely responsible for the payment of taxes on Consultant’s compensation earned under this Agreement. 5. Confidentiality; Return of Materials 5.1 Confidentiality. During the course of Consultant’s engagement with the Company, Consultant will have access to Confidential Information. For purposes of this Agreement, “Confidential Information” means all data, information, ideas, concepts, discoveries, trade secrets, inventions (whether or not patentable or reduced to practice), innovations, improvements, know- how, developments, techniques, methods, processes, treatments, drawings, sketches, specifications, designs, patterns, models, plans and strategies, and all other confidential or proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company, including, without limitation, any such information relating to or concerning finances, sales, marketing, advertising, pricing, personnel, suppliers, vendors, partners and/or competitors. Consultant agrees not to, directly or indirectly, use, make available, sell, disclose, or otherwise communicate to any person, other than in the course of providing the Services and with the Company’s written consent, either during the period of Consultant’s engagement or at any time thereafter, any Confidential Information or other confidential or proprietary information received from (x) the Company or (y) any third parties subject to a duty on the Company’s part to maintain the confidentiality of such information. The foregoing will not apply to information that (a) is or was known to the public prior to its disclosure to Consultant; (b) becomes generally known to the public subsequent to disclosure to Consultant through no wrongful act of Consultant or any

4 representative of Consultant, or (c) Consultant is required to disclose by applicable law, regulation, recognized subpoena power, any governmental authority or agency, or any other legal process (provided that, to the extent permitted by applicable law, regulation, recognized subpoena power, any governmental authority or agency, or any other legal process, Consultant provides the Company with prior notice of the contemplated disclosure and cooperates with the Company, at the Company’s expense, in seeking a protective order or other appropriate protection of such information). 5.2 Return of Materials. Upon the termination of this Agreement, and at any earlier time the Company requests, Consultant shall immediately return to the Company all Confidential Information relating to the Company’s business, and Consultant shall not retain any copies of Confidential Information (in either hardcopy or electronic format, in any medium) or remove or participate in removing any such materials or things from the premises of the Company after the termination of this Agreement or the Company’s request for return. 6. Indemnification; Malpractice Insurance 6.1 The Company shall indemnify Consultant from and against any and all claims, liabilities, fines, penalties or amounts, losses, damages (including reasonable attorneys’ fees), and obligations asserted by any third party to the extent such claims are incurred in connection with Consultant’s provision of the Services but only to the extent Consultant has not, through either action or inaction, acted in a grossly negligent manner in performing the Services. Notwithstanding the prior sentence, the scope of the Company’s indemnification of Consultant hereunder shall be consistent with the scope of indemnification provided to the Company’s Officers, and shall be no less protective of Consultant in her consulting capacity as it was of her when she was an Officer and party to that certain Director and Officer Indemnification Agreement, dated as of July 19, 2021, which is attached hereto as Exhibit A. 6.2 The Company agrees to provide Consultant with legal malpractice insurance coverage during the Term, with Consultant listed as a named insured. 7. Consultant’s Representations, Warranties and Covenants Consultant represents, warrants and covenants to the Company as follows: 7.1 Consultant will comply with all applicable laws in her performance under this Agreement. 7.2 Consultant has the knowledge, experience and skills to perform the Services. 7.3 Consultant’s performance under the Agreement will not result in a breach of any contract with, or duty owed to, another party. 7.4 Consultant will not use or disclose to the Company any third party’s confidential information. 7.5 Consultant’s performance hereunder shall not violate, infringe or misappropriate the intellectual property rights of any third party. All documents or materials delivered to the

5 Company shall be original work and will not violate any intellectual property right of any third party. 7.6 No conflict of interest exists between Consultant’s other contracts for services or other employment, if any, and Consultant will ensure that no such conflict arises during the Term. 8. Miscellaneous 8.1 Limitations on Assignment. In entering into this Agreement, the Company is relying on the unique services of Consultant; services from another contractor will not be an acceptable substitute. Except as provided in this Agreement, Consultant may not assign this Agreement or any of the rights or obligations set forth in this Agreement without the explicit written consent of the Company which consent may be withheld for any reason. Any attempted assignment by Consultant in violation of this paragraph shall be void. Whether with or without Consultant’s consent, the Company may assign this Agreement in whole or part to any of its affiliates or any successor. 8.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior negotiations, discussions, undertakings and agreements between the Parties, except as set forth otherwise herein. 8.3 Governing Law; Disputes. The laws of the State of Florida shall govern all matters arising out of this Agreement. The federal courts of Florida are the exclusive and agreed-upon forum for the resolution of all disputes arising from this Agreement. 8.4 Severability. If any of the provisions are declared unenforceable or invalid, such provisions shall be severed from this Agreement, and the remaining provisions shall remain in full force and effect. 8.5 Notice. Any notice required or permitted hereunder will be given (a) in writing and will be deemed effectively given upon personal delivery or upon deposit in the United States Post Office mail, postage prepaid or (b) by electronic mail with read or delivery receipt requested and received or delivery otherwise confirmed during normal hours for the recipient or the next business day if sent after the normal business hours for the recipient, in each case addressed to the other Party hereto at the applicable address shown below (or new address provided by either party in accordance with these notice procedures): Consultant: Karen M. Sheehan [Personal address redacted] Company: Beatriz Diaz de la Fuente Chief Human Resources Officer [Personal e-mail address redacted] 14901 South Orange Blossom Trail Orlando, FL 32837 BeatrizDiazdelaFuente@Tupperware.com

6 9. Counterparts. This Agreement may be executed in several counterparts, including by .PDF attachment to email, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement. [Remainder of page intentionally left blank]

7 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above. TUPPERWARE BRANDS CORPORATION /s/ Beatriz Diaz de la Fuente By: Beatriz Diaz de la Fuente Title: Chief Human Resources Officer KAREN M. SHEEHAN /s/ Karen M. Sheehan

8 Exhibit A Director and Officer Indemnification Agreement, dated as of July 19, 2021 (Attached)

9 DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of the 19th day of July, 2021, by and between Tupperware Brands Corporation, a Delaware corporation (the “Company”), and Karen M. Sheehan (“Indemnitee”). RECITALS A. The Company is aware that competent and experienced persons are increasingly reluctant to serve or continue serving as directors or officers of companies unless they are protected by comprehensive liability insurance and adequate indemnification due to the increased exposure to litigation costs and risks resulting from service to such companies that often bear no relationship to the compensation of such directors or officers. B. The statutes and judicial decisions regarding the duties of directors and officers are often insufficient to provide directors and officers with adequate, reliable knowledge of the legal risks to which they are exposed or the manner in which they are expected to execute their fiduciary duties and responsibilities. C. The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts, and the costs of litigation may be so great (whether or not the claims are meritorious), that the defense and/or settlement of such litigation can create an extraordinary burden on the personal resources of directors and officers. D. The board of directors of the Company has concluded that, to attract and retain competent and experienced persons to serve as directors and officers of the Company, it is not only reasonable and prudent but necessary to promote the best interests of the Company and its stockholders for the Company to contractually indemnify its directors and certain of its officers in the manner set forth herein, and to assume for itself liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company as provided herein. E. Section 145 of the General Corporation Law of Delaware (the “DGCL”) permits the Company to indemnify and advance defense costs to its officers and directors and to indemnify and advance expenses to persons who serve at the request of the Company as directors, officers, employees, or agents of other corporations or enterprises. F. The Company desires and has requested the Indemnitee to serve or continue to serve as a director and/or officer of the Company, and the Indemnitee is willing to serve, or to continue to serve, as a director and/or officer of the Company if the Indemnitee is furnished the indemnity provided for herein by the Company.

10 NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows: 10. Definitions. For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below. “Change in Control” means each of the following: (i) The date any Person becomes the “Beneficial Owner,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the combined voting power of the Company’s outstanding shares, other than beneficial ownership by (A) the Company or any subsidiary of the Company, (B) any employee benefit plan of the Company or any subsidiary of the Company or (C) any entity of the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, a Change in Control shall not occur as the result of an acquisition of outstanding shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 30% or more of the shares of the Company then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 30% or more of the shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of the Company, then a Change in Control shall be deemed to have occurred; or (ii) the date the Company consummates a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the voting securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction; or (iii) The date of the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person (as defined in paragraph (i) above) other than an affiliate of the Company (meaning any corporation that is part of a controlled group within the meaning of the Internal Revenue Code of 1986, as amended, Section 414(b) or (c)); or (iv) The date the number of duly elected and qualified directors of the Company who were not either elected by the Company’s Board or nominated by the Board or its nominating/governance committee for

11 election by the shareholders shall constitute a majority of the total number of directors of the Company as fixed by its By-Laws. The Reviewing Party shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto. “Claim” means a claim or action asserted by a Person in a Proceeding or any other written demand for relief in connection with or arising from an Indemnification Event. “Covered Entity” means (i) the Company, (ii) any subsidiary of the Company or (iii) any other Person for which Indemnitee is or was or may be deemed to be serving, at the request of the Company or any subsidiary of the Company, as a director, officer, employee, controlling person, agent or fiduciary, including, but not limited to, serving as a trustee of any employee benefit plans of the Company or any of its subsidiaries. “Disinterested Director” means, with respect to any determination contemplated by this Agreement, any Person who, as of the time of such determination, is a member of the Company’s board of directors but is not a party to any Proceeding then pending with respect to any Indemnification Event. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Expenses” means any and all direct and indirect fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating, printing and binding costs, telephone charges, postage and delivery service fees and all other disbursements or expenses of any type or nature whatsoever reasonably incurred by Indemnitee (including, subject to the limitations set forth in Section 3(c) below, reasonable attorneys’ fees) in connection with or arising from an Indemnification Event, including, without limitation: (i) the investigation or defense of a Claim; (ii) being, or preparing to be, a witness or otherwise participating, or preparing to participate, in any Proceeding; (iii) furnishing, or preparing to furnish, documents in response to a subpoena or otherwise in connection with any Proceeding; (iv) any appeal of any judgment, outcome or determination in any Proceeding (including, without limitation, any premium, security for and other costs relating to any cost bond, supersedeas bond or any other appeal bond or its equivalent); (v) establishing or enforcing any right to indemnification under this Agreement (including, without limitation, pursuant to Section 2(c) below), the DGCL or otherwise, regardless of whether Indemnitee is ultimately successful in such action, unless as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous; (vi) Indemnitee’s defense of any Proceeding instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement (including, without limitation, costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action); and (vii) any Federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or

12 deemed receipt of any payments under this Agreement, including all interest, assessments and other charges paid or payable with respect to such payments. For purposes of clarification, Expenses shall not include Losses. An “Indemnification Event” shall be deemed to have occurred if Indemnitee was or is or becomes, or is threatened to be made, a party to or witness or other participant in, or was or is or becomes obligated to furnish or furnishes documents in response to a subpoena or otherwise in connection with, any Proceeding by reason of the fact that Indemnitee is or was or may be deemed a director, officer, employee, controlling person, agent or fiduciary of any Covered Entity, or by reason of any action or inaction on the part of Indemnitee while serving in any such capacity. “Independent Legal Counsel” means an attorney or firm of attorneys that is experienced in matters of corporate law and neither presently is, nor in the thirty-six (36) months prior to such designation has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. “Losses” means any and all losses, claims, damages, liabilities, judgments, fines, penalties, settlement payments, awards and amounts of any type whatsoever incurred by Indemnitee in connection with or arising from an Indemnification Event. For purposes of clarification, Losses shall not include Expenses. “Organizational Documents” means any and all organizational documents, charters or similar agreements or governing documents, including, without limitation, (i) with respect to a corporation, its certificate of incorporation and bylaws, (ii) with respect to a limited liability company, its operating agreement, and (iii) with respect to a limited partnership, its partnership agreement. “Proceeding” means any threatened, pending or completed claim, action, suit, proceeding, arbitration or alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or appeal or any other actual, threatened or completed proceeding, whether brought in the right of a Covered Entity or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, internal or investigative nature. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity or government or agency or political subdivision thereof. “Reviewing Party” means, with respect to any determination contemplated by this Agreement, any one of the following: (i) a majority of the Disinterested Directors, even if such Persons would not constitute a quorum of the Company’s board of directors; (ii) a committee consisting solely of Disinterested Directors, even if such Persons would not constitute a quorum of the Company’s board of directors, so long as such committee was designated by a majority of the Disinterested Directors; (iii) Independent Legal Counsel

13 designated by the Disinterested Directors (or, if there are no Disinterested Directors, by the Company’s board of directors) (in which case, any determination shall be evidenced by the rendering of a written opinion); or (iv) the Company’s stockholders; provided, that, in the event that a Change in Control has occurred, the Reviewing Party shall be Independent Legal Counsel (selected by Indemnitee) in a written opinion to the board of directors of the Company, a copy of which shall be delivered to the Indemnitee. “SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. 11. Indemnification. 11.1 Indemnification of Losses and Expenses. If an Indemnification Event has occurred, then, subject to Section 9 below, the Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by the DGCL, as such law may be amended from time to time (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than were permitted prior thereto), against any and all Losses and Expenses; provided that the Company’s commitment set forth in this Section 2(a) to indemnify the Indemnitee shall be subject to the limitations and procedural requirements set forth in this Agreement. 11.2 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Losses or Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. 11.3 Advancement of Expenses. The Company shall advance Expenses to or on behalf of Indemnitee to the fullest extent permitted by the DGCL, as such law may be amended from time to time (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than were permitted prior thereto), as soon as practicable, but in any event not later than 30 days after written request therefor by Indemnitee, which request shall be accompanied by vouchers, invoices or similar evidence documenting in reasonable detail the Expenses incurred or to be incurred by Indemnitee; provided, however, that Indemnitee need not submit to the Company any information that counsel for Indemnitee reasonably deems is privileged and exempt from compulsory disclosure in any Proceeding. Execution and delivery of this Agreement by the Indemnitee constitutes an undertaking to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. No other form of undertaking shall be required other than the execution of this Agreement. 11.4 Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Losses or Expenses, in connection with any Proceeding relating

14 to an Indemnification Event under this Agreement, in such proportion as is deemed fair and reasonable by the Reviewing Party in light of all of the circumstances of such Proceeding in order to reflect (1) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and (2) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). 12. Indemnification Procedures. 12.1 Notice of Indemnification Event. Indemnitee shall give the Company notice as soon as practicable of any Indemnification Event of which Indemnitee becomes aware and of any request for indemnification hereunder, provided that any failure to so notify the Company shall not relieve the Company of any of its obligations under this Agreement, except if, and then only to the extent that, such failure increases the liability of the Company under this Agreement. 12.2 Notice to Insurers. The Company shall give prompt written notice of any Indemnification Event which may be covered by the Company’s liability insurance to the insurers in accordance with the procedures set forth in each of the applicable policies of insurance. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Indemnification Event in accordance with the terms of such policies; provided that nothing in this Section 3(b) shall affect the Company’s obligations under this Agreement or the Company’s obligations to comply with the provisions of this Agreement in a timely manner as provided. 12.3 Selection of Counsel. If the Company shall be obligated hereunder to pay or advance Expenses or indemnify Indemnitee with respect to any Losses, the Company shall be entitled to assume the defense of any related Claims, with counsel selected by the Company. After the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the defense of such Claims; provided that: (i) Indemnitee shall have the right to employ counsel in connection with any such Claim at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) counsel for Indemnitee shall have provided the Company with written advice that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. 13. Determination of Right to Indemnification. 13.1 Successful Proceeding. To the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Section 2(a), the Company shall indemnify Indemnitee against Losses and Expenses incurred by him in connection therewith, with such indemnification to occur within 30 days of the final determination (or deemed determination) by a Reviewing Party pursuant to Section 4(c), or determination by

15 a court pursuant to Section 4(d). If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all Claims in such Proceeding, the Company shall indemnify Indemnitee against all Losses and Expenses actually or reasonably incurred by Indemnitee in connection with each successfully resolved Claim. 13.2 Other Proceedings. In the event that Section 4(a) is inapplicable, the Company shall nevertheless indemnify Indemnitee as provided in Section 2(a) or 2(b), as applicable, or provide a contribution payment to the Indemnitee as provided in Section 2(d), to the extent determined by the Reviewing Party. 13.3 Reviewing Party Determination. A Reviewing Party chosen by the Company’s board of directors shall determine whether Indemnitee is entitled to indemnification, subject to the following: 13.3.1 A Reviewing Party so chosen shall act in the utmost good faith to assure Indemnitee a complete opportunity to present to such Reviewing Party Indemnitee’s case that Indemnitee has met the applicable standard of conduct. 13.3.2 Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of a Covered Entity, including, without limitation, its financial statements, or on information supplied to Indemnitee by the officers or employees of a Covered Entity in the course of their duties, or on the advice of legal counsel for a Covered Entity or on information or records given, or reports made, to a Covered Entity by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by a Covered Entity. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of a Covered Entity shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 4(c)(ii) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Any Person seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. 13.3.3 If a Reviewing Party chosen pursuant to this Section 4(c) shall not have made a determination whether Indemnitee is entitled to indemnification within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under applicable law; provided, however, that such 30 day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the Reviewing Party in good faith requires such additional time for obtaining or evaluating documentation and/or

16 information relating thereto; and provided, further, that the foregoing provisions of this Section 4(c)(iii) shall not apply if (I) the determination of entitlement to indemnification is to be made by the stockholders of the Company, (II) a special meeting of stockholders is called by the board of directors of the Company for such purpose within thirty (30) days after the stockholders are chosen as the Reviewing Party, (III) such meeting is held for such purpose within sixty (60) days after having been so called, and (IV) such determination is made thereat. 13.4 Appeal to Court. Notwithstanding a determination by a Reviewing Party chosen pursuant to Section 4(c) that Indemnitee is not entitled to indemnification with respect to a specific Claim or Proceeding (an “Adverse Determination”), Indemnitee shall have the right to apply to the court in which that Claim or Proceeding is or was pending or any other court of competent jurisdiction for the purpose of enforcing Indemnitee's right to indemnification pursuant to this Agreement, provided that Indemnitee shall commence any such Proceeding seeking to enforce Indemnitee’s right to indemnification within one (1) year following the date upon which Indemnitee is notified in writing by the Company of the Adverse Determination. In the event of any dispute between the parties concerning their respective rights and obligations hereunder, the Company shall have the burden of proving that the Company is not obligated to make the payment or advance claimed by Indemnitee. 13.5 Presumption of Success. The Company acknowledges that a settlement or other disposition short of final judgment shall be deemed a successful resolution for purposes of Section 4(a) if it permits a party to avoid expense, delay, distraction, disruption or uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. 13.6 Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement. 14. Additional Indemnification Rights; Non-exclusivity. 14.1 Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Organizational Documents of any Covered Entity or by applicable law. In the event of any change after the date of this

17 Agreement in any applicable law, statute or rule that expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule that narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, controlling person, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties rights and obligations hereunder except as set forth in Section 9(a) hereof. 14.2 Non-exclusivity. The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall not be deemed exclusive of, but shall be in addition to, any other rights to which Indemnitee may at any time be entitled under the Organizational Documents of any Covered Entity, any other agreement, any vote of stockholders or Disinterested Directors, the laws of the State of Delaware or otherwise. Furthermore, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion of any other right or remedy. The rights to indemnification, contribution and advancement of Expenses provided in this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity. 15. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of any amount otherwise indemnifiable hereunder, or for which advancement is provided hereunder, if and to the extent Indemnitee has otherwise actually received such payment, whether pursuant to any insurance policy, the Organizational Documents of any Covered Entity or otherwise. 16. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that, in certain instances, Federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the SEC has taken the position that indemnification is not permissible for liabilities arising under certain Federal securities laws, and Federal legislation prohibits indemnification for certain violations of the Employee Retirement Income Security Act of 1979, as amended. Indemnitee understands and acknowledges that the Company has undertaken, or may be required in the future to undertake, with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee, and any right to indemnification hereunder shall be subject to, and conditioned upon, any such required court determination. 17. Liability Insurance. The Company shall maintain liability insurance applicable to directors and officers of the Company and shall cause Indemnitee to be named as an

18 insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors (other than in the case of an independent director liability insurance policy if Indemnitee is not an independent or outside director). The Company shall advise Indemnitee as to the general terms of, and the amounts of coverage provide by, any liability insurance policy described in this Section 8 and shall promptly notify Indemnitee if, at any time, any such insurance policy is terminated or expired without renewal or if the amount of coverage under any such insurance policy will be decreased. 18. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee: (i) against any Losses or Expenses, or advance Expenses to Indemnitee, with respect to Claims initiated or brought voluntarily by Indemnitee, and not by way of defense (including, without limitation, affirmative defenses and counter-claims), except (i) Claims to establish or enforce a right to indemnification, contribution or advancement with respect to an Indemnification Event, whether under this Agreement, any other agreement or insurance policy, the Company’s Organizational Documents of any Covered Entity, the laws of the State of Delaware or otherwise, or (ii) if the Company’s board of directors has approved specifically the initiation or bringing of such Claim; (ii) against any Losses or Expenses, or advance Expenses to Indemnitee, with respect to Claims arising (i) with respect to an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or (ii) pursuant to Section 304 or 306 of the Sarbanes-Oxley Act of 2002, as amended, or any rule or regulation promulgated pursuant thereto; or (iii)if, and to the extent, that a court of competent jurisdiction renders a final, unappealable decision that such indemnification is not lawful. 19. Miscellaneous. 19.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original. 19.2 Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including with respect to the Company, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company) and with respect to Indemnitee, his or her spouse, heirs, and personal and legal representatives. The Company shall require and cause any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had

19 taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether Indemnitee continues to serve as a director, officer, employee, controlling person, agent or fiduciary of any Covered Entity. 19.3 Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar, nationally recognized overnight courier, freight prepaid, or (d) one (1) business day after the business day of delivery by confirmed facsimile transmission, if deliverable by facsimile transmission, with copy by other means permitted hereunder, and addressed, if to Indemnitee, to the Indemnitee’s address or facsimile number (as applicable) as set forth beneath the Indemnitee’s signature to this Agreement, or, if to the Company, at the address or facsimile number (as applicable) of its principal corporate offices (attention: Secretary), or at such other address or facsimile number (as applicable) as such party may designate to the other parties hereto. 19.4 Enforceability. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. 19.5 Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction and venue of the Court of Chancery of the State of Delaware (or if jurisdiction is unavailabile, in the U.S. District Court for the District of Delaware) for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any Proceeding instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancer of the State of Delaware (or if jurisdiction is unavailabile, in the U.S. District Court for the District of Delaware). 19.6 Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the extent manifested by the provision held invalid, illegal or unenforceable. 19.7 Choice of Law. This Agreement shall be governed by and its provisions shall be construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof. 19.8 Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

20 19.9 Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in a writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. 19.10 No Construction as Employment Agreement. This Agreement is not an employment agreement between the Company and the Indemnitee and nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained or continue in the employ or service of any Covered Entity. 19.11 Supersedes Previous Agreements. This Agreement supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. All such prior agreements and understandings are hereby terminated and deemed of no further force or effect. [remainder of page intentionally left blank; signature page follows]

21 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written. COMPANY: Tupperware Brands Corporation a Delaware corporation By: /s/ Miguel A. Fernandez Name: Miguel A. Fernandez Title: President & CEO INDEMNITEE: /s/ Karen M. Sheehan Karen M. Sheehan